Exhibit 3.81

WINDSTREAM COMMUNICATIONS KERRVILLE, LLC

A Texas Limited Liability Company

OPERATING AGREEMENT

OPERATING AGREEMENT

OF

WINDSTREAM COMMUNICATIONS KERRVILLE, LLC

A Texas Limited Liability Company

THIS OPERATING AGREEMENT, is made and entered into as of the date set forth on the signature page by its member(s).

ARTICLE I

DEFINITIONS AND GLOSSARY OF TERMS

“Act” shall mean the Texas Business Organizations Code.

“Agreement” shall mean this Operating Agreement as amended from time to time.

“Certificate” shall mean the Certificate of Formation and Articles of Conversion, together with any amendments thereto, required to be filed by the Company pursuant to the Act.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law and any final treasury regulations, revenue rulings, and revenue procedures thereunder or under any predecessor federal revenue law.

“Company” shall refer to the limited liability company created under this Agreement and the Certificate.

“Distributions” shall mean distributions of cash or other property made by the Company to the Member from any source.

“Interest” shall mean all of the rights created under this Agreement or under the Act of the Member with respect to the Company and the Company’s assets and property.

“Manager” or “Managers” shall mean any person or entity that becomes a manager in accordance with the terms of this Agreement.

“Member” shall refer to each member identified on the signature page to this Agreement and its successors and assigns.

Certain other capitalized terms not defined above shall have the meanings given such terms in the Agreement.

ARTICLE II

FORMATION; NAME; PURPOSES; OFFICE; TERM

SECTION 2.1 Company Formation. The Company shall be formed as a limited liability company under and pursuant to the Act. The Managers shall file the Certificate and all other such instruments or documents and shall do or cause to be done all such filing, recording, or other acts, as may be necessary or appropriate from time to time to comply with the requirements of law for the formation and/or operation of a limited liability company in the State of Texas. The Managers may also direct that the Company be registered or qualified to do business in other jurisdictions.

SECTION 2.2 Name of Company. The name of the Company shall be Windstream Communications Kerrville, LLC.

SECTION 2.3 Purposes. The Company may have any lawful purpose as determined by the Member.

SECTION 2.4 Registered Office and Agent; Principal Office. The registered agent and office of the Company in the State of Texas shall be specified in the Certificate. The principal office of the Company shall be at 4001 Rodney Parham Road, Little Rock, Arkansas 72212, or such other place as the Managers shall designate.

SECTION 2.5 Commencement and Term. The Company shall commence upon the filing of the Certificate in the office of the Secretary of State of the State of Texas, as required by Section 2.1 hereof, and shall continue until in perpetuity, unless sooner terminated as provided herein.

ARTICLE III

CAPITALIZATION, INTERESTS, LIMITED LIABILITY OF MEMBER,

RETURN OF CAPITAL AND INTEREST ON CAPITAL

SECTION 3.1 Initial Contributions and Interest. The Company has been formed as part of a conversion of a predecessor corporation into a limited liability company, and the Member has received as part of such conversion 100% of the Interest in the Company.

SECTION 3.2 Limited Liability of Members. The Member shall have no personal liability for any debts or losses of the Company beyond its Interest, except as provided by law. Other than as provided in this Agreement and as may be required under the Act, the Member shall not be liable for any debts or losses of capital or profits of the Company or be required to contribute or lend funds to the Company.

SECTION 3.2 Additional Contributions; Interest. The Member shall not be entitled to receive any interest on its contributions to the capital of the Company. The Member may make additional capital contributions to the Company as it may determine.

SECTION 3.3 Additional Members. Subject to compliance with Article VIII herein, the Manager may admit additional Members from time to time upon terms and conditions determined by the Member.

ARTICLE IV

MANAGEMENT OF THE COMPANY

SECTION 4.1 Management; Identification of Company in Contracts. The management of the Company shall be vested in the Managers. In all contracts, agreements and undertakings of the Company, the Company shall be identified as a limited liability company.

SECTION 4.2 Number, Tenure and Qualifications of Managers. The Manager(s) of the Company shall be appointed from time to time by the Member. Managers are not required to be residents of Pennsylvania or Members of the Company. The initial Managers of the Company shall be Francis X. Frantz and Jeffery R. Gardner, to serve until their successors are duly appointed.

SECTION 4.3 Exclusive Control of Managers. Subject to the terms and provisions of this Agreement, the Managers shall have exclusive management and control of the affairs of the Company and shall have the power and authority to do all things necessary or appropriate to carry out the purposes of the Company.

SECTION 4.4 Duties of Managers. The Managers will diligently and faithfully devote such time to the management, supervision, and administration of the business and operations of the Company as may be required to carry out the purposes of the Company in accordance with the applicable law. As described in Section 4.5 below, the Manager may appoint officers to assist it in its management of the Company.

SECTION 4.5 Officers. The Company may also have the following officers, who shall be appointed by the Manager, and who shall report to and be responsible to the Manager:

(a) President. The President shall be the chief executive officer of the Company and, as such, shall, subject to the control of the Managers and Member, supervise the management of the Company. Except as otherwise provided in this Agreement, the President may sign any deeds, mortgages, bonds, contracts, or other instruments which the Manager has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Managers or the Member to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Managers from time to time. Any action required of or contemplated to be taken by the Managers under this Agreement may be taken by the President unless (i) this Agreement specifically requires the vote or approval of the Member or the Managers; (ii) the Member or the Managers, by resolution or otherwise, has restricted the President’s authority to act for the Company in such matter; or (iii) the action is outside the ordinary course of the business of the Company or outside the purposes of the Company as set forth in Section 2.3.

(b) Vice Presidents. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice Presidents, unless otherwise determined by the Managers, shall perform the duties of President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as may from time to time be assigned to him or her by the President, the Managers or the Member.

(c) Secretary. The Secretary shall: (a) Keep records of the actions of the Member, (b) see that all notices are duly given in accordance with this Agreement or as required by law; (c) be custodian of the Company records; (d) in general perform all of the duties incident to the office of secretary; and perform such other duties as may from time to time be assigned to him or her by the President, the Managers or the Member. The Company may have any number of Assistant Secretaries who shall perform the functions of the Secretary in the Secretary’s absence or inability or refusal to act.

(d) Treasurer and Chief Financial Officer. The Treasurer and Chief Financial Officer shall: (a) Have custody of and be responsible for all funds and securities of the Company; (b) receive and give receipts for money due and payable to the Company, and deposit such moneys in the name of the Company in such depositories as shall be selected in accordance with this Agreement; (c) in general perform all of the duties incident to the office of treasurer and chief financial officer; and perform such other duties as may from time to time be assigned to him or her by the President, the Managers or the Member. The Company may have any number of Assistant Treasurers who shall perform the functions of the Treasurer in the Treasurer’s absence or inability or refusal to act.

SECTION 4.6 Limitations on Powers of Manager and Officers. Notwithstanding the authority granted to the Managers and the officers in this Article IV, without the prior written approval of the Member, neither the Managers nor any officer shall have any authority to:

(a) Do any act in contravention of the Certificate, this Agreement or the Act;

(b) Do any act which would make it impossible to carry on the ordinary business of the Company;

(c) Possess Company property, or assign, transfer or pledge the rights of the Company in specific Company property for other than a Company purpose or the benefit of the Company, or commingle the funds of the Company with the funds of any other person;

(d) Admit a person as a Member of the Company;

(e) Cause or permit the Company to redeem or repurchase Company Interests;

(f) Sell all or substantially all of the assets of the Company in a single transaction or series of related transactions;

(g) Cause or permit the Company to merge or consolidate with any other entity; or

(h) Terminate or dissolve the Company, except as provided in Section 7.2(b).

SECTION 4.7 Other Business of Member and Managers. Any Member or Manager may engage independently or with others in other business ventures of any kind, render advice or services of any kind to other investors or ventures, or make or manage other investments or ventures. Neither the Company nor the Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper under this Agreement. Nothing herein shall be deemed to negate or modify any separate agreement among the Managers, the Member and the Company, or any of them, with respect to restrictions on competition.

SECTION 4.8 Indemnification of Managers. The Company herewith indemnifies and holds harmless the Managers from any and all loss, damage, liability, or expense incurred by them at any time by reason of or arising out of any act performed by them on behalf of the Company or in furtherance of the interest of the Company, except for liability for breach of fiduciary duty, gross negligence, willful misconduct, or fraud; provided, that the satisfaction of any indemnification and any holding harmless shall be from and limited to Company assets and the Member shall not have any personal liability on account thereof.

ARTICLE V

DISTRIBUTIONS

SECTION 5.1 Distributions of Cash Flow. The Company may make Distributions to the Member from time to time as determined by the Managers.

ARTICLE VI

DISSOLUTION OF THE COMPANY

SECTION 6.1 Dissolution of the Company. The Company shall be dissolved upon the happening of any of the following events, whichever shall first occur:

(a) upon the written direction of the Member; or

(b) the expiration of the term of the Company as provided in Section 2.5 hereof.

SECTION 6.2 Winding Up and Liquidation.

(a) Upon the dissolution of the Company, its affairs shall be wound up as soon as practicable thereafter by the Member. Except as otherwise provided in Section 6.2(c), in winding up the Company and liquidating the assets thereof, the Managers, or other person so designated for such purpose, may arrange for the collection and disbursement to the Member of any future receipts from the Company property or other sums to which the Company may be entitled, or may sell the Company’s interest in the Company property to any person, including persons related to the Member, on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof.

(b) Upon the dissolution of the Company the assets, if any, of the Company available for distribution and any net proceeds from the liquidation of any such assets, shall be applied and distributed in the following manner or order, to the extent available:

(i) To the payment of or provision for all debts, liabilities, and obligations of the Company to any person, and the expenses of liquidation; and

(ii) to the Member in accordance with its Interest.

(c) Upon dissolution, a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the losses normally attendant to a liquidation.

ARTICLE VII

WITHDRAWAL OF MEMBER AND TRANSFER OF INTERESTS

SECTION 7.1 Transfer. The Member may transfer or assign its Interest at any time upon such terms and conditions as it may determine.

SECTION 7.2 Effect of Withdrawal. The Company shall not be dissolved by the dissolution or other event of withdrawal of a Member if any Member remains to carry on the business of the Company.

ARTICLE VIII

BOOKS; DEPOSITORY ACCOUNTS; ACCOUNTING REPORTS; ELECTIONS

SECTION 8.1 Books of Account. At all times during the continuance of the Company, the Managers shall maintain or cause to be maintained true and full financial records and books of account showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company’s business and affairs.

SECTION 8.2 Depository Accounts and Investment of Funds. The Managers may open and maintain on behalf of the Company one or more depository accounts at such times and in such depositories as it shall determine, in which all monies received by or on behalf of the Company shall be deposited. All withdrawals shall be made, subject to the other terms and restrictions of this Agreement, upon the signature of such person or persons as the President may from time to time designate in writing.

SECTION 8.3 Reports.

(a) The Company shall provide to the Member, at Company expense, at the end of each year of the Company, annual financial statements showing the financial condition of the Company at the end of such year and the results of its operations for the year then ended, which annual financial statements shall be prepared utilizing the same accounting principles and methods as determined by the Managers.

(b) In addition to the financial statements provided for in Section 8.3(a), the Manager shall prepare, or cause to be prepared at Company expense, income tax returns for the Company (to the extent required, it being the expectation of the Member that the Company shall be disregarded for federal income tax purposes in accordance with Code section 7701 and Treasury Regulations thereunder) and shall timely file them with the appropriate authorities.

SECTION 8.4 Tax Accounting Methods; Periods; Elections. The Company shall keep its financial accounting records utilizing the accounting methods and procedures determined by the Managers. The determination of whether to utilize the cash or accrual method of accounting, whether to utilize accelerated cost recovery or another method of depreciation, and the selection among any other allowable, alternative tax accounting methods or principles shall be made by the Managers. The Company’s annual financial accounting and tax accounting period shall be the calendar year, unless another accounting period is required by the Code. The Managers may cause the Company to make or refrain from making any election allowable to the Company under the Code.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.1 Waiver of Provisions. The waiver of compliance at any time with respect to any of the provisions, terms, or conditions of this Agreement shall not be considered a waiver of such provision, term, or condition itself or of any of the other provisions, terms, or conditions hereof or bar its enforcement at any time thereafter.

SECTION 9.2 Amendment, Interpretation and Construction. Any modification or amendment to this Agreement must be in writing signed by the Member. Where the context so requires, the masculine shall include the feminine and the neuter and the singular shall include the plural. The headings and captions in this Agreement are inserted for convenience and identification only and are in no way intended to define, limit, or expand the scope or intent of this Agreement or any provision hereof. Unless otherwise specified, the references to Section and Article in this Agreement are to the Sections and Articles of this Agreement.

SECTION 9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 9.4 Partial Invalidity. In the event that any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining parts and provisions of this Agreement which can be separated from the invalid, unenforceable provision or provisions shall continue in full force and effect.

SECTION 9.5 Binding on Successors. The terms, conditions, and provisions of this Agreement shall inure to the benefit of, and be binding upon the Member and its successors and assigns.

SECTION 9.6 Statutory Provisions. Any statutory or regulatory reference in this Agreement shall include a reference to any successor to such statute or regulation and/or revision thereof.

SECTION 9.7 Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

SECTION 9.8 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

SECTION 9.9 Determination of Matters Not Provided For In This Agreement. The Managers shall decide any questions arising with respect to the Company and this Agreement which are not specifically or expressly provided for in this Agreement.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Operating Agreement as of June 30, 2008.

KERRVILLE COMMUNICATIONS MANAGEMENT, LLC

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

KERRVILLE COMMUNICATIONS ENTERPRISES, LLC

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel